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                                                                 Exhibit 23 (b)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use in the Form 10-K of Alaska Apollo Resources Inc. (File No. 0-12185) for the fiscal year ended December 31, 1996, of our report dated April 25, 1997, on the consolidated financial statements and schedules of Alaska Apollo Resources Inc. and Subsidiary Companies at December 31, 1996. We also consent to all references to us in such Form 10-K, including references to us as experts.



                                                Kraft, Rothman, Berger, Grill
                                                Schwartz & Cohen



                                                By /s/ Bernard Kraft
                                                   ----------------------------
                                                   Bernard Kraft, C.A.

Markham, Ontario
May 21, 1997